Exhibit 10.5

[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

REGISTRATION RIGHTS AGREEMENT

Made as of June 24, 2022

Among

iANTHUS CAPITAL HOLDINGS, INC.

iANTHUS CAPITAL MANAGEMENT, LLC

CERTAIN HOLDERS

TABLE OF CONTENTS

REGISTRATION RIGHTS AGREEMENT		1

Article 1 DEFINITIONS		3

1.1	Defined Terms	3

Article 2 VOTING AGREEMENT		8

2.1	Voting Agreement	8

Article 3 REGISTRATION RIGHTS		8

3.1	Registration Statement	8

3.2	Demand Registration Rights	9

3.3	Piggyback Registration Rights	14

3.4	Withdrawal of Registration	15

3.5	Underwriters’ Cutback	15

3.6	Expenses	16

3.7	Other Sales	16

3.8	Preparation; Reasonable Investigation	17

3.9	Underwriting or Agency Agreements	17

3.10	Limitations on Subsequent Registration Rights	18

Article 4 REGISTRATION PROCEDURES		18

4.1	Corporation to Effect Qualification for Offer and Sale or other Disposition or Distribution	18

4.2	Benefits of Rule 144	22

4.3	Information Requests	23

Article 5 INDEMNITY AND CONTRIBUTION		23

5.1	Indemnification by the Corporation	23

5.2	Indemnification by the Holders	24

5.3	Limitation of Liability	25

5.4	Defence of the Action by the Indemnifying Parties	25

5.5	Contribution	26

5.6	Holders are Trustee	26

5.7	Corporation is Trustee	26

Article 6 MISCELLANEOUS		27

6.1	Headings	27

6.2	Gender and Number	27

6.3	Currency	27

6.4	Governing Law	27

6.5	Specific Performance	27

i

6.6	Successors and Assigns	27

6.7	Entire Agreement	27

6.8	Further Assurances	28

6.9	Severability	28

6.10	Amendment and Waiver	28

6.11	Time of the Essence	28

6.12	Delays or Omissions	28

6.13	Notices	29

6.14	Counterparts	32

ii

REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT is made as of the 24th day of June, 2022 (the “Effective Date”).

AMONG:

iANTHUS CAPITAL HOLDINGS, INC., a

corporation existing under the laws of the Province

of British Columbia

(the “Corporation”)

– and –

iANTHUS CAPITAL MANAGEMENT, LLC, a

Delaware limited liability company

(“ICM”)

– and –

EACH OF THE OTHER SIGNATORIES

THAT IS AFFILIATED WITH GOTHAM

GREEN PARTNERS, LLC

(collectively, “Gotham”)

– and –

EACH OF THE OTHER SIGNATORIES

THAT IS AFFILIATED WITH [*]

(collectively, “[*]”)

– and –

EACH OF THE OTHER SIGNATORIES

THAT IS AFFILIATED WITH [*]

(collectively, “[*]”)

– and –

[*]

(collectively, “[*]”)

– and –

[*]

AND EACH OF THEIR

AFFILIATES THAT ARE SIGNATORIES

(collectively, “[*]”)

– and –

[*]

AND EACH OF ITS AFFILIATES THAT ARE

SIGNATORIES

(collectively, “[*]”)

WHEREAS each of Gotham, [*], [*], [*], [*] and [*], together with each of its respective Affiliates that holds Registrable Securities, is a “Holder” and collectively they are the “Holders”;

AND WHEREAS pursuant to a restructuring support agreement dated July 10, 2020 entered into by, among others, the Corporation, ICM, and each of the Holders, the Corporation proposed an amended and restated plan of arrangement dated August 6, 2020 which has been adopted and approved by the Supreme Court of British Columbia pursuant to the British Columbia Business Corporations Act to implement a recapitalization transaction and which took effect on the Effective Date (the “Plan”);

AND WHEREAS the Holders are entering into this Agreement to provide for certain rights of the Holders in connection with the Plan;

AND WHEREAS the Plan contemplates that a Voting Agreement (as defined in the Plan) shall be entered into among the Corporation, ICM and the Holders in form and substance acceptable to the Holders, effective on the Effective Date, and the Parties wish to confirm that this Agreement, together with the Investor Rights Agreement, is the “Voting Agreement” as defined in the Plan;

NOW THEREFORE, in consideration of the respective covenants and agreements of the Parties herein contained and for other good and valuable consideration provided for under the Plan, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1	Defined Terms

For the purposes of this Agreement, the following terms shall have the following meanings:

(a)

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more Persons, Controls, or is Controlled by, or is under common Control with, such specified Person;

(b)

“Blackout Period” means, with respect to a registration, a period during which the Corporation, in the good faith judgment of its board of directors, determines that a registration of securities would require (i) disclosure of material non-public information, the premature disclosure of which would reasonably be expected to materially and adversely affect any bona fide material financing of the Corporation or any other material transaction involving the Corporation, or (ii) disclosure of financial statements required to be included in a Shelf Prospectus or S-3 Registration Statement which are unavailable for reasons beyond the Corporation’s control;

(c)	“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in Vancouver, British Columbia, Toronto, Ontario or New York, New York;

(d)

“Canadian Securities Laws” means all applicable Canadian securities laws, the respective regulations, rules and orders made thereunder, and all applicable policies and notices issued by the Canadian Securities Regulators;

(e)	“Canadian Securities Regulators” means, collectively, the securities commissions or other securities regulatory authorities in each of the applicable provinces and territories of Canada;

(f)

“Common Share Percentage” of a Holder or Holders means the number of issued Common Shares held by such Holder or Holders at the time such determination is made, divided by the total number of Common Shares issued and outstanding at the time such determination is made;

(g)

“Common Shares” means the common shares of the Corporation and any other class of shares of the Corporation or any successor corporation that gives the holder the right to vote at a meeting of shareholders;

(h)

“Control”, “Controlled by” and “under common Control with”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person or to appoint or remove the majority of the board of directors of such Person, whether through the ownership of voting securities, by agreement or otherwise, and in the case of a Person that is a limited partnership includes the general partner(s) of the limited partnership;

(i)	“Demand Exercise Notice” has the meaning set forth in Section 3.2(c) of this Agreement;

(j)	“Demand Registration” has the meaning set forth in Section 3.2(a) of this Agreement;

(k)	“Demand Registration Request” has the meaning set forth in Section 3.2(b) of this Agreement;

(l)	“Demand Request Notice” has the meaning set forth in Section 3.2(c) of this Agreement;

(m)	“Demanding Holder” has the meaning set forth in Section 3.2(c) of this Agreement;

(n)	“Demand Participating Holders” has the meaning set forth in Section 3.2(d) of this Agreement;

(o)	“Designated Registrable Securities” has the meaning set forth in Section 3.2(b)(i) of this Agreement;

(p)	“Distribution” means

(i)	the qualification of a distribution of Common Shares pursuant to a Prospectus in accordance with Canadian Securities Laws in one or more of the provinces or territories of Canada; or

(ii)	the registration of Common Shares pursuant to a Registration Statement in accordance with U.S. Securities Laws in the United States,

in each case, excluding any distribution or registration of Common Shares relating to: (A) an Equity Incentive Plan or dividend reinvestment plans; or (B) an acquisition, arrangement, amalgamation, merger, business combination or similar transaction after the date hereof by the Corporation or any of its Subsidiaries of or with any other businesses;

(q)	“Equity Incentive Plan” means any equity incentive plan for employees of the Corporation or its Subsidiaries;

(r)	“Equity Securities” means:

(i)	any Common Shares, preferred shares or other equity security of the Corporation,

(ii)

any security convertible or exchangeable, with or without consideration, into any Common Shares, preferred shares or other equity security (including any option to purchase such a convertible security), or

(iii)	any security carrying any warrant or right to subscribe to or purchase any Common Shares, preferred shares or other equity security, or any such warrant or right;

(s)	“Indemnified Party” has the meaning set forth in Section 5.4 of this Agreement;

(t)	“Indemnifying Party” has the meaning set forth in Section 5.4 of this Agreement;

(u)	“Investor Rights Agreement” means the investor rights agreement entered into among certain of the Holders, the Corporation and ICM effective as of the Effective Date, as amended from time to time;

(v)	“NI 44-102” has the meaning set forth in Section 3.1(a)(i);

(w)	“Participating Holders” means the Demand Participating Holders or the Piggyback Holders, as applicable;

(x)	“Parties” means, collectively, the Corporation, ICM, and the Holders, and “Party” refers to any of them;

(y)

“Person” means any individual, corporation or company with or without share capital, partnership, joint venture, association, trust, unincorporated organization, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

(z)	“Piggyback Exercise Notice” has the meaning set forth in Section 3.3(c);

(aa)	“Piggyback Holder” has the meaning set forth in Section 3.3(c);

(bb)	“Piggyback Notice” has the meaning set forth in Section 3.3(a);

(cc)	“Piggyback Registrable Securities” has the meaning set forth in Section 3.3(c) of this Agreement;

(dd)	“Piggyback Registration” has the meaning set forth in Section 3.3(a) of this Agreement;

(ee)	“Plan” has the meaning set forth in the recitals hereto;

(ff)

“Prospectus” means a prospectus, as such term is used in Section 1.2 of National Instrument 41-101 – General Prospectus Requirements under Canadian Securities Laws, and includes a preliminary prospectus (including a preliminary short form prospectus) and a final prospectus (including a final short-form prospectus), and, as applicable, a base shelf prospectus and shelf prospectus supplement, together with all amendments and supplements thereto and all material incorporated by reference or deemed to be incorporated by reference therein;

(gg)

“Register”, “Registered” and “Registration” unless the context requires otherwise, refers to the filing of a Prospectus for the purposes of qualifying Registrable Securities for distribution under Canadian Securities Laws or the filing of a Registration Statement for the purpose of registering Registrable Securities under U.S. Securities Laws, in each case in accordance with the terms of this Agreement;

(hh)	“Registrable Securities” means:

(i)	any Common Shares held by a Holder;

(ii)	any Common Shares issuable upon the exercise, conversion or exchange of any of the securities of the Corporation held by a Holder; and

(iii)

all Common Shares directly or indirectly issued or issuable with respect to the securities referred to in paragraphs (i) and (ii) by way of subdivision or consolidation, stock dividend or other distribution, reclassification or capital reorganization or an amalgamation, arrangement or merger of the Corporation with or into another Person;

(ii)	“Registration Expenses” means all expenses incurred in connection with a Registration, including (without limitation):

(i)	all fees, disbursements, expenses and commissions payable to any underwriter for an underwritten offering, agent for an agency offering or their respective counsel;

(ii)	all fees, disbursements and expenses of counsel and the auditor to the Corporation;

(iii)	all expenses in connection with the preparation, translation, printing and filing of any Prospectus or Registration Statement or marketing materials, and the mailing and delivering of copies thereof;

(iv)	all qualification or filing fees of any Securities Authority;

(v)	all transfer agents’, depositaries’ and registrars’ fees and the fees of any other agent appointed by the Corporation in connection with a Registration;

(vi)	all fees and expenses payable in connection with the listing of any Registrable Securities on each stock exchange on which the Common Shares are then listed;

(vii)

all expenses reasonably incurred by the Holders in connection with the Registration, including all reasonable fees, disbursements and expenses of the Holders’ counsel, independent public accountants and other advisors; and

(viii)	all costs and expenses associated with the conduct of any “road show” related to such Registration;

(jj)

“Registration Statement” means a registration statement filed with the SEC pursuant to the U.S. Securities Act (including any prospectus supplement, and amendments to any such registration statement or prospectus, filed with respect thereto including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement or prospectus);

(kk)	“Requesting Holder” has the meaning set forth in Section 3.2(a) of this Agreement;

(ll)	“Requisite Holders” means the Holders who hold at least 66 2/3% of the issued Common Shares held by all Holders at the time such determination is made;

(mm)	“Rule 415” has the meaning set forth in Section 3.1(a)(ii);

(nn)	“S-3 Registration Statement” has the meaning set forth in Section 3.1(c)(ii);

(oo)	“SEC” means the U.S. Securities and Exchange Commission;

(pp)	“SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the U.S. Securities Act;

(qq)	“Securities Authorities” means Canadian Securities Regulators, the SEC, state securities authorities, and any other applicable securities regulatory authorities;

(rr)	“Shelf Prospectus” has the meaning set forth in Section 3.1(c)(i);

(ss)	“Shelf Request” has the meaning set forth in Section 3.1(c);

(tt)

“Subsidiary” means, with respect to a corporation or limited liability company (the “Parent Corporation”), a corporation or limited liability company that is (i) Controlled by the Parent Corporation or (ii) Controlled by one or more corporations or limited liability companies each of which is Controlled by the Parent Corporation, and for certainty, with respect to the Corporation, includes ICM;

(uu)	“Substantial Holders” has the meaning set forth in Section 3.2(a) of this Agreement;

(vv)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(ww)	“U.S. Prospectus” means the prospectus forming a part of the Registration Statement;

(xx)	“U.S. Securities Act” means the Securities Act of 1933, as amended;

(yy)

“U.S. Securities Laws” means applicable United States federal securities laws, including, without limitation, the U.S. Securities Act and the U.S. Exchange Act, and applicable state securities laws and the respective regulations, instruments and rules made under those securities laws, together with all applicable published policy statements, notices, blanket orders and rulings of the securities commissions or securities regulatory authorities.

ARTICLE 2

VOTING AGREEMENT

2.1	Voting Agreement

This Agreement, together with the Investor Rights Agreement, is the “Voting Agreement” as defined in the Plan and each has taken effect on the Effective Date pursuant to the Plan.

ARTICLE 3

REGISTRATION RIGHTS

3.1	Registration Statement

(a) Upon receipt of written notice from the Substantial Holders, the Corporation will use its best efforts, consistent with the terms of this Agreement, to qualify for and remain eligible to:

(i)	file a short-form Prospectus in accordance with National Instrument 44-102 – Shelf Distributions (“NI 44-102”); or

(ii)	use a registration statement on Form S-3 or a similar short-form registration statement in accordance with Rule 415 under the U.S. Securities Act (“Rule 415”) and other U.S. Securities Laws.

(b) Upon becoming qualified pursuant to Section 3.1(a), the Corporation shall notify the Holders in writing.

(c) At any time after the provision of notice by the Corporation pursuant to Section 3.1(b), the Corporation shall, upon receipt of written notice from the Substantial Holders (a “Shelf Request”), prepare and file:

(i)

with the applicable Canadian Securities Regulators a preliminary and final base “shelf” Prospectus to facilitate a secondary offering of all of the Registrable Securities pursuant to NI 44-102 (a “Shelf Prospectus”); or

(ii)

with the SEC a Registration Statement pursuant to Rule 415 on Form S-3 (or such other form available to register for resale the Registrable Securities as a secondary offering) covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 (a “S-3 Registration Statement”).

(d) The Corporation shall:

(i)

use commercially reasonable efforts to file a Shelf Prospectus or S-3 Registration Statement, as applicable, as soon as practicable but in no event later than 20 days following the receipt by the Corporation of the Shelf Request, provided that the Corporation shall be permitted to defer the filing of such Shelf Prospectus or S-3 Registration Statement in the event that a Shelf Request is received during a Blackout Period, until such time as the financial statements required to be included or the material non-public information resulting in the Blackout Period is required to be filed with the SEC or otherwise disclosed to the public; and

(ii)

use commercially reasonable efforts to obtain a receipt from the Canadian Securities Regulators for the Shelf Prospectus, or to cause the S-3 Registration Statement to be declared effective by the SEC, as applicable, as soon as possible after filing.

(e) The Corporation shall use its best efforts to maintain in effect, supplement and amend if necessary the Shelf Prospectus and S-3 Registration Statement, as applicable, as required under Canadian Securities Laws or U.S. Securities Laws, as applicable, or as reasonably requested by the Substantial Holders and will furnish to the Holders copies of any Shelf Prospectus, S-3 Registration Statement, and supplement or amendment thereto, as applicable. If at any time the Shelf Prospectus or S-3 Registration Statement, as applicable, ceases to be effective, then the Corporation shall use its best efforts to file and cause to become effective a new Shelf Prospectus or S-3 Registration Statement, as applicable, as promptly as practicable.

(f) The Corporation shall be liable for and pay all Registration Expenses in connection with each Shelf Prospectus and S-3 Registration Statement, as applicable.

3.2	Demand Registration Rights

(a) Subject to Section 3.2(f), at any time after the Effective Date, any Holder or combination of Holders whose aggregate Common Share Percentage is at least 15% (together the “Substantial Holders”) may require the Corporation to file a Prospectus (other than a Shelf Prospectus) or Registration Statement on any such Form pursuant to U.S. Securities Laws that the Corporation is eligible to use (such Substantial Holders collectively, the “Requesting Holder”) and take such other steps as may be necessary to facilitate a Distribution in Canada or the United States of all or any portion of the Registrable Securities held by the Requesting Holder (the “Demand Registration”).

(b) Any such request shall be made by a notice in writing (a “Demand Registration Request”) to the Corporation and shall:

(i)	specify the number and the class or classes of Registrable Securities that the Requesting Holder intends to offer and sell (subject to Section 3.2(c), the “Designated Registrable Securities”);

(ii)	express the intention of the Requesting Holder to offer or cause the offering of such Designated Registrable Securities;

(iii)

describe the nature or methods of the proposed offer and sale thereof, the provinces and territories (as applicable) in which such offer will be made, and whether such offer will be made in the United States;

(iv)

specify the minimum offering price per Designated Registrable Security that the Requesting Holder, acting reasonably, would be willing to accept in such Demand Registration, provided that, such information is not required for a Registration Statement filed pursuant to U.S. Securities Laws; and

(v)	specify whether such offer and sale will be made on an underwritten or fully-marketed basis.

(c) Upon receipt of a Demand Registration Request, the Corporation will promptly notify all Holders that are holders of Registrable Securities of the Demand Registration Request (the “Demand Request Notice”). Each such Holder that is not a Requesting Holder and that wishes to include all or a portion of such Holder’s Registrable Securities in the Demand Registration (a “Demanding Holder”) shall so notify the Corporation (a “Demand Exercise Notice”) within 3 Business Days (except in the case of a bought deal, in which case the Demanding Holder shall have until 6:30 am Toronto time on the next Business Day) after the receipt by the Demanding Holder of the Demand Request Notice. A Demand Exercise Notice shall be in writing and shall specify the number of Registrable Securities that the Demanding Holder wishes to include in the Demand Registration.

(d) Upon giving a Demand Exercise Notice, subject to the remainder of this Article 3, the applicable Demanding Holder shall be entitled to have its Registrable Securities included in the Demand Registration and the term “Designated Registrable Securities” shall be deemed to include such Registrable Securities for the purposes of this Agreement. Together, the Requesting Holder and each Demanding Holder (if any) are the “Demand Participating Holders”.

(e) Subject to this Agreement, the Corporation shall, subject to Canadian Securities Laws or U.S. Securities Laws, as applicable, use its commercially reasonable efforts to file within 20 days following delivery of a Demand Registration Request one or more Prospectuses or Registration Statements (provided that the Corporation shall be permitted to defer the filing of such Prospectuses or Registration Statements in the event that a Demand Registration Request is received during a Blackout Period, until such time as the financial statements required to be included or the material non-public information resulting in the Blackout Period is required to be filed with the SEC or otherwise disclosed to the public) in compliance with applicable Canadian Securities Laws or applicable U.S. Securities Laws, in order to permit the Distribution in Canada or the United States of all of the Designated Registrable Securities. The Parties shall cooperate in a timely manner in connection with such Distribution and the procedures in Article 4 of this Agreement shall apply.

(f) The Corporation shall not be obliged to effect:

(i)

more than two Demand Registrations in any fiscal year of the Corporation provided that for purposes of this Section 3.2(f)(i), a Demand Registration shall not be considered as having been effected until a receipt has been issued by applicable Canadian Securities Regulators for the Prospectus or the SEC has declared effective the Registration Statement pursuant to which the Designated Registrable Securities are to be sold; provided that this Section 3.2(f)(i) may not be relied upon by the Corporation in respect of any Demand Registration in which the Demand Participating Holders shall not have sold at least 75% of the Designated Registrable Securities sought to be included in such Demand Registration;

(ii)

a Demand Registration in the event that the Corporation has received a prior Demand Registration Request from another Substantial Holder that has not been rejected by the Corporation and which offering has not yet closed, provided that this Section 3.2(f)(ii) may only be relied on by the Corporation for a period of 90 days after receipt of the prior Demand Registration Request;

(iii)	a Demand Registration within a period of 90 days after the date of completion of a Distribution in respect of which either a Demand Registration Request or a Piggyback Notice was delivered;

(iv)	a Demand Registration in the event the Corporation determines in its good faith judgment, after consultation with the Demand Participating Holders and its financial and legal advisors, that

(A)

either (1) the effect of the filing of a Prospectus or Registration Statement would have a material adverse effect on the Corporation because such action would materially interfere with a pending or proposed material acquisition, reorganization or similar material transaction involving the Corporation; or (2) there exists at the time material non-public information relating to the Corporation the disclosure of which would be materially adverse to the Corporation; and

(B)	that it is in the best interests of the Corporation to defer the filing of a Prospectus or Registration Statement at such time,

in which case the Corporation’s obligations under this Section 3.2 may be deferred for a period of not more than 90 days from the date of the Corporation’s receipt of the applicable Demand Registration Request, and the Corporation shall not qualify or register any securities offered by the Corporation during such period; provided that this Section 3.2(f)(iv) may not be relied upon by the Corporation more than once in any 12-month period;

(v)

a Demand Registration during any regularly scheduled black-out period in which insiders of the Corporation are restricted from trading in securities of the Corporation under the Corporation’s insider trading policy or any other applicable policy of the Corporation, or under Canadian Securities Laws or U.S. Securities Laws, as applicable; or

(vi)	an underwritten Demand Registration in respect of a number of Registrable Securities that is expected to result in gross sale proceeds to the Demand Participating Holders of less than US$10 million.

(g) In the case of a Distribution initiated pursuant to this Section 3.2, the Requesting Holder shall have the right to select the managing underwriter(s) or managing agent(s) and the counsel retained thereby which will perform such Distribution, provided, however, the Requesting Holder’s selection will be subject to the approval of the Corporation, such approval not to be unreasonably withheld or delayed. The Corporation shall have the right to retain counsel of its choice to assist it in fulfilling its obligations under this Article 3.

(h) Subject to the remainder of this Article 3, the Corporation shall be entitled to include Common Shares that are not Registrable Securities in any Demand Registration upon written notice to the Demand Participating Holders not more than 2 Business Days (except in the case of a bought deal, in which case the Corporation shall have until 6:30 am Toronto time on the next Business Day) after the Demand Registration Request was delivered, specifying the number of Common Shares to be included by the Corporation in such Demand Registration.

(i) If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Corporation shall:

(i)	register the resale of the Registrable Securities on another appropriate form; and

(ii)

undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Corporation shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(j) Notwithstanding anything to the contrary contained herein, in no event shall the Corporation be permitted to name any Holder or Affiliate of a Holder as any “underwriter” without the prior written consent of such Holder.

(k) Notwithstanding the registration obligations set forth in this Section 3.2, if the SEC informs the Corporation that all of the Registrable Securities cannot, as a result of the application of Rule 415 of the U.S. Securities Act, be registered for resale as a secondary offering on a single registration statement, the Corporation agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file an additional Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such additional Registration Statement, the Corporation shall be obligated to use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, SEC Compliance and Disclosure Interpretation 612.09.

(l) Notwithstanding any other provision of this Agreement, if the SEC or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

(i)	First, the Corporation shall reduce or eliminate any securities to be included other than Registrable Securities;

(ii)

Second, the Corporation shall reduce Registrable Securities represented by any Common Shares issuable upon the exercise, conversion or exchange of any of the securities of the Corporation held by a Holder; and

(iii)

Third, the Corporation shall reduce Registrable Securities represented by Common Shares (applied, in the case that some Common Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Common Shares held by such Holders).

In the event of a cutback hereunder, the Corporation shall give the Holder at least five Business Days’ prior written notice along with the calculations as to such Holder’s allotment. In the event the Corporation amends the Registration Statement in accordance with the foregoing, the Corporation will use its best efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Corporation or to registrants of securities in general, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Registration Statement, as amended.

3.3	Piggyback Registration Rights

(a) If at any time and from time to time the Corporation proposes to make a Distribution for its own account, other than (i) a Distribution on a Form S-4 (or any successor or similar form) in connection with a direct or indirect acquisition by the Corporation of another Person, (ii) a Distribution on a Form S-8 (or any successor or similar form), or (iii) a Distribution pursuant to a Demand Registration Request, the Corporation shall promptly give written notice of such Distribution (a “Piggyback Registration”) to the Holders (the “Piggyback Notice”).

(b) A Piggyback Notice shall:

(i)	specify the number of Common Shares proposed to be included in the Piggyback Registration;

(ii)	contain the proposed date of the Piggyback Registration;

(iii)	contain the proposed means of the Piggyback Registration;

(iv)	contain the proposed managing underwriter(s) or managing agent(s) or other underwriters or agents, as applicable; and

(v)	specify the minimum offering price per Common Share that the Corporation, acting reasonably, would be willing to accept in such Piggyback Registration.

(c) In the event that a Piggyback Notice shall have been given, each Holder that wishes to include all or a portion of such Holder’s Registrable Securities (the “Piggyback Registrable Securities”) in the Piggyback Registration (a “Piggyback Holder”) shall so notify the Corporation (a “Piggyback Exercise Notice”) within 3 Business Days (except in the case of a bought deal, in which case the Piggyback Holders shall have until 6:30 am Toronto time on the next Business Day) after the receipt by the Piggyback Holder of such Piggyback Notice. A Piggyback Exercise Notice shall be in writing and shall specify the number of Registrable Securities that the Piggyback Holder wishes to offer and sell in the Piggyback Registration.

(d) Upon giving a Piggyback Exercise Notice, subject to the remainder of this Article 3, the Corporation shall use reasonable commercial efforts to include in the Piggyback Registration the applicable Piggyback Registrable Securities specified in the Piggyback Exercise Notice.

(e) The Corporation may at any time after giving a Piggyback Notice and prior to the time a Prospectus or Registration Statement is filed in connection with such Piggyback Registration, and without the consent of the Holders, abandon the proposed Piggyback Registration in which the Piggyback Holders have requested to participate, provided that the Corporation will pay all Registration Expenses in connection with such abandoned Piggyback Registration, and provided further that if permitted pursuant to Section 3.2 of this Agreement, one or more Piggyback Holders may continue the Piggyback Registration as a Demand Registration.

(f) Notwithstanding the foregoing, except with respect to offerings conducted by underwriter(s) or agent(s), the Corporation shall not be required to register any Registrable Securities pursuant to this Section 3.3 that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the SEC pursuant to the U.S. Securities Act or that are the subject of a then effective Registration Statement that is available for resales or other dispositions by such Holder.

3.4	Withdrawal of Registration

Any Participating Holder shall have the right to withdraw its Demand Registration Request, Demand Exercise Notice, or Piggyback Exercise Notice, as applicable, without incurring any liability to the Corporation or any other Person by giving written notice to the Corporation of its request to withdraw; provided, however, that:

(a)

such request must be made in writing five Business Days prior to the execution of the underwriting agreement or agency agreement or other similar agreement with respect to such offering (if any) (except in the case of a bought deal, in which case such request must be made prior to the date of the bought deal letter or underwriting agreement, as applicable);

(b)

such withdrawal will be irrevocable and, after making such withdrawal, the applicable Participating Holder will no longer have any right to include its Registrable Securities in the Distribution pertaining to which such withdrawal was made; and

(c)

the fees, expenses and disbursements incurred by such withdrawing Participating Holder incurred in connection with a withdrawn Registration Request, Demand Exercise Notice or Piggyback Exercise Notice, as applicable, shall be borne solely by such Participating Holder.

3.5	Underwriters’ Cutback

(a) Notwithstanding the provisions of Section 3.2, if, in connection with a Demand Registration, the managing underwriter(s) or managing agent(s) advise the Corporation or the Demand Participating Holders in writing that in their reasonable judgment, the number of Common Shares sought to be included in such Distribution would likely have a significant adverse effect on the distribution or sales price of the securities to be sold in such Distribution, then the Corporation shall include in such Distribution such securities as is determined in good faith by such managing underwriter(s) or managing agent(s), as applicable, in the following priority:

(i)

first, the Registrable Securities requested to be included in such Distribution by the Demand Participating Holders (with such number of Registrable Securities reduced pro rata if required based on the relative number of Registrable Securities held by such Demand Participating Holders as of the date thereof); and

(ii)	second, any Common Shares proposed to be qualified for distribution or registered by the Corporation for its own account.

(b) Notwithstanding the provisions of Section 3.3, if, in connection with a Piggyback Registration, the managing underwriter(s) or managing agent(s) advise the Corporation or the Piggyback Holders in writing that in their reasonable judgment, the number of Common Shares sought to be included in such Distribution would likely have a significant adverse effect on the distribution or sales price of the securities to be sold in such Distribution, then the Corporation shall include in such Distribution such securities as is determined in good faith by such managing underwriter(s) or managing agent(s), as applicable, in the following priority:

(i)	first, the Common Shares proposed to be qualified for distribution or registered by the Corporation for its own account; and

(ii)

second, any Registrable Securities requested to be included in such Distribution by the Piggyback Holders (with such number of Registrable Securities reduced pro rata if required based on the relative number of Registrable Securities held by such Piggyback Holders as of the date thereof).

3.6	Expenses

Subject to Section 3.3(e) and Section 3.4, all Registration Expenses incident to the performance of or compliance with this Article 3 by the Parties shall be borne by the Corporation, other than all commissions payable to any underwriter(s) for an underwritten offering or agent(s) for an agency offering that are attributable to the Registrable Securities to be sold by Participating Holders pursuant to any Demand Registration or Piggyback Registration, which shall be borne by such Participating Holders on a pro rata basis based on the number of Registrable Securities they sell in such Distribution.

3.7	Other Sales

After receipt by the Corporation of a Demand Registration Request, the Corporation shall not, without the prior written consent of the Requisite Holders, authorize, issue or sell any Common Shares or Equity Securities in any jurisdiction or agree to do so or publicly announce any intention to do so (except for securities issued pursuant to any legal obligations in effect on the date of the initial Demand Registration Request or pursuant to an Equity Incentive Plan) until the date which is 90 days after the later of:

(a)	the date on which a receipt is issued for the Prospectus or Registration Statement filed in connection with such Demand Registration; and

(b)	the completion of the offering contemplated by the Demand Registration,

provided that in respect of any subsequent Demand Registration Request in any fiscal year of the Corporation, such date shall be reduced to the date which is 30 days after the later of (a) and (b) above.

3.8	Preparation; Reasonable Investigation

In connection with the preparation and filing of any Prospectus or Registration Statement or marketing materials as herein contemplated, the Corporation shall give the Participating Holders, its underwriters for an underwritten offering or agents for an agency offering, and their respective counsel, auditors and other representatives, the opportunity to participate in the preparation of such documents and each amendment thereof or supplement thereto, and shall insert therein such information, furnished by or on behalf of the Participating Holders to the Corporation in writing, which in the reasonable judgment of the Corporation and its counsel should be included. The Corporation shall give the Participating Holders and the underwriters or agents such reasonable and customary access to the books and records of the Corporation and its Subsidiaries and such reasonable and customary opportunities to discuss the business of the Corporation with its officers and auditors as shall be necessary in the reasonable opinion of the Participating Holders, such underwriters or agents and their respective counsel. The Corporation shall cooperate with the Participating Holders and its underwriters or agents in the conduct of all reasonable and customary due diligence which the Participating Holders, such underwriters or agents and their respective counsel may reasonably require in order to conduct a reasonable investigation for purposes of establishing a due diligence defence as contemplated by applicable securities laws and in order to enable such underwriters or agents to execute the certificate required to be executed by them for inclusion in each such document provided that the Participating Holders and the underwriters agree to maintain the confidentiality of such information.

3.9	Underwriting or Agency Agreements

(a) If requested by the underwriters for any underwritten offering or by the agents for any agency offering pursuant to the exercise of a Demand Registration or Piggyback Registration, the Corporation will enter into an underwriting agreement with such underwriters or agency agreement with such agents for such offering, such agreement to be satisfactory in substance and form to each of the Participating Holders and the Corporation and the underwriters or agents, each acting reasonably, and to contain such representations and warranties by the Corporation and such other terms as are generally prevailing in agreements of these types. The Participating Holders shall be a party to such underwriting agreement or agency agreement and may, at their option, require that any or all of the representations and warranties and indemnities by, and the other agreements on the part of, the Corporation to and for the benefit of such underwriters or agents shall also be made to and for the benefit of the Participating Holders, and that any or all of the conditions precedent to the obligations of such underwriters or agents under such underwriting agreement or agency agreement be conditions precedent to the obligations of the Participating Holders. The Participating Holders shall not be required to make any representations or warranties to or agreements with the Corporation or the underwriter(s) or agent(s) other than representations, warranties or agreements regarding the Participating Holders and the Corporation’s intended method of distribution and any other representation required by law or as are generally prevailing in such underwriting or agency agreements for secondary offerings, as the case may be.

(b) If reasonably requested by the underwriter(s) or agent(s) in connection with any underwritten offering or agency offering made pursuant to the exercise of a Demand Registration or Piggyback Registration,

(i)

the Corporation shall cooperate with all reasonable requests made by the managing underwriter(s) of such underwritten offering or managing agent(s) of such agency offering respecting the attendance of the Corporation at road shows and participation of the Corporation in any efforts relating to the distribution and sale of the Designated Registrable Securities and Piggyback Registrable Securities, as the case may be; and

(ii)

the Participating Holders will enter into customary lock-up agreements for a period not to exceed 180 days following the closing date of the Registration or such shorter term as the underwriter(s) or agent(s), as applicable, may request.

3.10	Limitations on Subsequent Registration Rights

Until such time as the Registrable Securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144, the Corporation shall not grant registration rights to any other Person without the prior written consent of the Requisite Holders unless, as determined by the Requisite Holders acting reasonably, the granting of such registration rights:

(a)	does not limit the registration rights granted to the Holders pursuant to this Agreement; and

(b)	such registration rights are not more favourable to the grantee than the registration rights granted to the Holders pursuant to this Agreement.

ARTICLE 4

REGISTRATION PROCEDURES

4.1	Corporation to Effect Qualification for Offer and Sale or other Disposition or Distribution

Upon receipt of a Demand Registration Request or a Piggyback Exercise Notice from Holders pursuant to Article 3 of this Agreement, the Corporation will effect the Distribution of the Designated Registrable Securities or the Piggyback Registrable Securities and any Common Shares for the Corporation’s own account, as applicable, and pursuant thereto the Corporation will:

(a)

use its commercially reasonable efforts to prepare and file with the applicable Canadian Securities Regulators or the SEC, a Prospectus or Registration Statement and marketing materials relating to the applicable Demand Registration or Piggyback Registration and any other documents reasonably necessary, including amendments and supplements in respect of those documents to permit the Distribution and, in so doing, act as expeditiously as is practicable and in good faith to settle all deficiencies and obtain those receipts and clearances and provide those undertakings and commitments as may be reasonably required by applicable Securities Authorities, all as may be necessary to permit the Distribution of such securities in compliance with applicable Canadian Securities Laws or U.S. Securities Laws;

(b)

prior to filing the Prospectus or Registration Statement or related marketing materials, furnish to the Participating Holders and the managing underwriter(s) or managing agent(s), if any, and their respective counsel copies of drafts of such documents and provide the Participating Holders and their counsel with a reasonable opportunity to review and provide comments to the Corporation on such documents;

(c)

subject to the terms of this Agreement, use its best efforts to cause a Registration Statement filed under this Agreement to comply as to form in all material respects with applicable requirements of U.S. Securities Laws and be declared effective under the U.S. Securities Act as promptly as possible but in no event later than the date which is 30 days (or 90 days if the SEC notifies the Corporation that it will “review” the Registration Statement) after the initial filing of such Registration Statement and subject to applicable Canadian Securities Laws or equivalent U.S. Securities Laws, keep the Prospectus or Registration Statement continuously effective, including filing supplements to the Registration Statement, until the Participating Holders have completed the Distribution described in the Prospectus or Registration Statement;

(d)

notify the Participating Holders and the managing underwriter(s) or managing agent(s), if any, and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Corporation (i) when the Prospectus or Registration Statement or marketing materials or any amendment thereto has been filed, and, to furnish the Participating Holders and managing underwriter(s) or managing agent(s) with copies thereof, (ii) of any request by the Securities Authorities for amendments to the Prospectus or Registration Statement or for additional information, (iii) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (iv) of the issuance by the Securities Authorities of any stop order or cease trade order relating to the Prospectus or Registration Statement or any order preventing or suspending the use of any Prospectus or Registration Statement or the initiation or threatening for any proceedings for such purposes, and (v) of the receipt by the Corporation of any notification with respect to the suspension of the Distribution of the Registrable Securities in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(e)	promptly notify the Participating Holders and the managing underwriter(s) or managing agent(s), if any,

(i)

at any time the representations and warranties contemplated by any underwriting agreement, agency agreement, or other similar agreement, relating to the Distribution shall cease to be true and correct in all material respects;

(ii)

the happening of any event as a result of which the Prospectus, Registration Statement or marketing materials contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which it was made or, if for any other reason it will be necessary during such time period to amend or supplement the Prospectus, Registration Statement or related marketing materials in order to comply with the applicable Canadian Securities Laws or U.S. Securities Laws and, in either case as promptly as practicable thereafter, prepare and file with the applicable Securities Authorities, and furnish without charge to the Participating Holders and the managing underwriter(s) or managing agent(s), if any, a supplement or amendment to such Prospectus, Registration Statement, or marketing materials, which will correct such statement or omission or effect such compliance; and

(iii)

subject to and in accordance with Section 3.2(f)(iv), of the occurrence or existence of any pending transaction involving the Corporation that the Corporation believes may be material and that, in the determination of the Corporation, makes it not in the best interest of the Corporation to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the Corporation or any of its Subsidiaries;

(f)

use its best efforts to prevent the issuance of any stop order, cease trade order or other order suspending the use of any Prospectus or Registration Statement or suspending any Distribution of the Registrable Securities covered by the Prospectus or Registration Statement and, if any such order is issued, to obtain the withdrawal of any such order;

(g)

furnish to the Holders and each managing underwriter or managing agent, if any, and their respective counsel without charge, as applicable, one executed copy and as many conformed copies as they may reasonably request, of the Prospectus or Registration Statement and related marketing materials and any amendment thereto, including financial statements and schedules, and all documents incorporated by reference therein;

(h)

use its commercially reasonable efforts to Register, and cooperate with the Participating Holders, the managing underwriter(s) or managing agent(s), if any, and their respective counsel in connection with the Distribution of such Registrable Securities in Canada or the U.S. in compliance with the applicable Canadian Securities Laws or U.S. Securities Laws as the case may be as any such Person, underwriter or agent reasonably requests in writing;

(i)

in connection with any underwritten offering or agency offering, enter into customary agreements, including an underwriting agreement or agency agreement, as applicable, in accordance with Section 3.9, and furnish to the underwriters or agents and the Participating Holders, among other things:

(i)

an opinion of counsel representing the Corporation for the purposes of such Registration, addressed to the underwriters or agents and to the Participating Holders, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering or agents in an agency public offering; and

(ii)

a “comfort letter” from the independent public accountants retained by the Corporation, addressed to the underwriters or agents and to the Participating Holders, in form and substance as is customarily given in an underwritten or agency public offering, as applicable, provided that the Participating Holders have made such representations and furnished such undertakings as the independent public accountants may reasonably require;

(j)

make reasonably available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to any underwriters or agents (taking into account the needs of the Corporation’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten or agency offering;

(k)

prior to the filing of any document which is to be incorporated by reference into the Prospectus or Registration Statement (or filed as a supplement to the Registration Statement), provide copies of such document to counsel for the Participating Holders and to each managing underwriter or managing agent, if any, and make the Corporation’s representatives reasonably available for discussion of such document and make such changes in such document concerning the Participating Holders prior to the filing thereof as counsel for the Participating Holders or underwriters or agents may reasonably request;

(l)

cooperate with the Participating Holders and the managing underwriter or managing agent, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with any underwriting agreement or agency agreement prior to any sale of Registrable Securities to the underwriters or agents or, if not an underwritten or agency offering, in accordance with the instructions of the sellers of Registrable Securities at least 3 Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(m)

prior to any resale of Registrable Securities by a Participating Holder, use its commercially reasonable efforts to register or qualify or cooperate with the Participating Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Participating Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Participating Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified;

(n)	once deemed eligible for use of Form S-3, use its best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities;

(o)

use best efforts to comply with all applicable rules and regulations of the SEC under the U.S. Securities Act and the U.S Exchange Act, including, without limitation, Rule 172 under the U.S. Securities Act, file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the U.S. Securities Act, promptly inform the Participating Holders in writing if, at any time the Corporation does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Participating Holders are required to deliver a prospectus in connection with any disposition of Registrable Securities;

(p)	take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the Distribution of such Registrable Securities; and

(q)	take such other actions and execute and deliver such other documents as may be reasonably necessary to give full effect to the rights of the Holders under this Agreement.

4.2	Benefits of Rule 144

With a view to making available to the Holders the benefits of Rule 144 under the U.S. Securities Act and any other rule or regulation of the SEC that may at any time permit the Holders to sell Registrable Securities to the public without registration, the Corporation agrees to use its commercially reasonable efforts to:

(a)	make and keep public information available, as those terms are understood and defined in Rule 144 at all times after the date hereof;

(b)	file with the SEC in a timely manner all reports and other documents required of the Corporation under the U.S. Securities Act and the U.S. Exchange Act;

(c)

prior to the filing of the Registration Statement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any Prospectus, to provide each Participating Holder with copies of all of the pages thereof (if any) that reference such Participating Holder; and

(d)

furnish to any Participating Holder, so long as the Participating Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Corporation that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Corporation and such other reports and documents so filed by the Corporation, and (iii) such other information as may be reasonably requested by a Participating Holder in availing itself of any rule or regulation of the SEC which permits a Participating Holder to sell any such securities without registration.

4.3	Information Requests

The Corporation may require the Holders, as to which any Distribution of Registrable Securities is being effected, to furnish to the Corporation such information regarding the Distribution and such other information relating to such Person and its ownership of Registrable Securities as the Corporation may from time to time reasonably request in writing. The Holders agree to furnish such information to the Corporation in writing and to reasonably cooperate with the Corporation as necessary to enable the Corporation to comply with the provisions of this Agreement. The Holders shall notify the Corporation promptly upon the occurrence of any event as a result of which any Prospectus or Registration Statement or marketing materials in connection with a Registration includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made.

ARTICLE 5

INDEMNITY AND CONTRIBUTION

5.1	Indemnification by the Corporation

(a) In connection with any Demand Registration and/or Piggyback Registration that includes Registrable Securities, the Corporation shall indemnify and hold harmless the Holders and their Affiliates and each of their respective directors, officers, employees and agents and underwriters, from and against any loss (excluding loss of profits), liability, claim, damage and expense whatsoever (including reasonable legal fees and expenses) as incurred, including any amounts paid in settlement of any investigation, order, litigation, proceeding or claim, joint or several, as incurred (collectively, “Losses”), arising out of or based on any untrue statement or omission of a material fact, or alleged untrue statement or omission of a material fact, contained in any Prospectus or Registration Statement or marketing materials, or any amendment or supplement thereto, including all documents incorporated by reference therein, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, any violation or alleged violation by the Corporation of Canadian Securities Laws or U.S. Securities Laws, provided that:

(i)	the Corporation shall not be liable under this Section 5.1(a) for any settlement of any action effected without its written consent, which consent shall not be unreasonably withheld or delayed; and

(ii)

the indemnity provided for in this Section 5.1(a) in respect of any Holder, shall not apply to any Losses to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of a Holder or underwriter for use in the Prospectus, Registration Statement or marketing materials.

(b) Any amounts advanced by the Corporation to an Indemnified Party pursuant to Section 5.1(a) of this Agreement as a result of such Losses shall be returned to the Corporation if it is finally determined by a court in a judgment not subject to appeal or final review that such Indemnified Party was not entitled to indemnification by the Corporation.

5.2	Indemnification by the Holders

(a) In connection with any Demand Registration and/or Piggyback Registration that includes Registrable Securities, each Participating Holder (severally and not jointly) shall indemnify and hold harmless the Corporation and each of its directors, officers, employees and agents from and against any Losses arising out of or based on any untrue statement or omission of a material fact, or alleged untrue statement or omission of a material fact, made or required to be made in the Prospectus, Registration Statement or marketing materials, as applicable, included in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of the Participating Holder for use in the Prospectus, Registration Statement, or marketing materials, provided that:

(i)

the Participating Holder shall not be liable under this Section 5.2(a) for any settlement of any action effected without its written consent, which consent shall not be unreasonably withheld or delayed; and

(ii)

the indemnity provided for in this Section 5.2(a) shall not apply to any Losses to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission contained in any Prospectus or Registration Statement relating to a Demand Registration and/or Piggyback Registration if the Corporation or any underwriter failed to send or deliver a copy of the Prospectus or the U.S. Prospectus, as applicable, to the Person asserting such Losses on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where such Prospectus or U.S. Prospectus corrected such untrue statement or omission.

(b) Any amounts advanced by a Participating Holder to an Indemnified Party pursuant to Section 5.2(a) as a result of such Losses shall be returned to the applicable Participating Holder if it is finally determined by a court in a judgment not subject to appeal or final review that such Indemnified Party was not entitled to indemnification by the applicable Participating Holder.

5.3	Limitation of Liability

Notwithstanding any provision of this Agreement or any other agreement, in connection with any Demand Registration or any Piggyback Registration, in no event shall a Holder be liable for indemnification or contribution hereunder for an amount greater than the lesser of: (i) the net sales proceeds actually received by that Holder; and (ii) the Holder’s proportionate share of any such liability based on the net sales proceeds actually received by the Holder and the aggregate net sales proceeds of the Distribution, except in the case of fraud or willful misconduct by the Holder.

5.4	Defence of the Action by the Indemnifying Parties

Each Party entitled to indemnification under this Article 5 of this Agreement (the “Indemnified Party”) shall give notice to the Party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Article 5 of this Agreement except to the extent of the damage or prejudice suffered by such delay in notification. The Indemnifying Party may assume the defence of such action, including the employment of counsel to be chosen by the Indemnifying Party to the reasonable satisfaction of the Indemnified Party, and the payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel is authorized in writing by the Indemnifying Party in connection with the defence of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defence of such action or the Indemnified Party reasonably concludes, based on the opinion of counsel, that there may be defences available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defence of such action on behalf of the Indemnified Party), in any of which events the reasonable fees and expenses shall be borne by the Indemnifying Party, provided, further, that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm as counsel for all Indemnified Parties pursuant to this sentence. No Indemnifying Party, in the defence of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

5.5	Contribution

(a) If the indemnification provided for in Section 5.1 or 5.2, as applicable, is unavailable to a Party that would have been an Indemnified Party under Section 5.1 or 5.2, as applicable, in respect of any Losses referred to herein, then each Party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other hand in connection with the statement or omission which resulted in such Losses, as well as any other relevant equitable considerations.

(b) The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of misrepresentation within the meaning of Canadian Securities Laws or U.S. Securities Laws shall be entitled to contribution from any Person who was not guilty of misrepresentation.

(c) The amount paid or payable by a Party under this Section 5.5 as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Party in connection with any investigation or proceeding.

(d) The Corporation and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.5 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 5.5.

5.6	Holders are Trustee

The Corporation hereby acknowledges and agrees that, with respect to Section 5.1, each Holder is contracting on their own behalf and as agent for its respective directors, officers, employees and agents and underwriters (collectively, the “Holder’s Indemnified Parties”) referred to in Section 5.1 of this Agreement. In this regard, each Holder shall act as trustee for such Holder’s Indemnified Parties of the covenants of the Corporation under Section 5.1 with respect to such Holder’s Indemnified Parties and accepts these trusts and shall hold and enforce those covenants on behalf of such Holder’s Indemnified Parties.

5.7	Corporation is Trustee

The Holders hereby acknowledge and agree that, with respect to Section 5.2, the Corporation is contracting on its own behalf and as agent for the other Indemnified Parties referred to in Section 5.2. In this regard, the Corporation shall act as trustee for such Indemnified Parties of the covenants of the Holders under Section 5.2 of this Agreement with respect to such Indemnified Parties and accepts these trusts and shall hold and enforce those covenants on behalf of such Indemnified Parties.

ARTICLE 6

MISCELLANEOUS

6.1	Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

6.2	Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

6.3	Currency

Except where otherwise expressly provided, all amounts in this Agreement are expressed in U.S. dollars.

6.4	Governing Law

This Agreement and all matters arising out of or relating to this Agreement are governed by the laws of the Province of Ontario, and the federal laws of Canada applicable thereunder. Each Party hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.

6.5	Specific Performance

It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

6.6	Successors and Assigns

Except as otherwise expressly provided, the provisions prescribed herein shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Holders and the successors and permitted assigns of the Corporation and ICM.

6.7	Entire Agreement

This Agreement, together with all other documents and instruments referred to herein, constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

6.8	Further Assurances

Each of the Parties shall, from time to time hereafter, promptly do, execute, deliver or cause to be done, executed and delivered, all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement.

6.9	Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, such provision shall be deemed severed from this Agreement and the remainder of the provision of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the Parties shall thereupon promptly and in good faith negotiate to modify this Agreement to the extent practicable with replacement provisions which are lawfully effective and which will preserve to the maximum extent each Party’s benefits under the severed provision.

6.10	Amendment and Waiver

(a) Any amendment or modification to this Agreement shall be in writing and signed by the Requisite Holders, the Corporation and ICM. No amendment shall be enforced against a Holder if such amendment would negatively affect such Holder in a manner that is disproportionate relative to its effect on the other Holders, unless such affected Holder provides its consent in writing.

(b) Any Party may (i) extend the time for the performance of any of the obligations or acts of another Party, (ii) waive compliance, except as provided herein, with any of the other Party’s agreements or the fulfilment of any conditions to its own obligations contained herein, or (iii) waive inaccuracies in any of the other Party’s representations or warranties contained herein or in any document delivered by the other Party; provided that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and, unless otherwise provided in the written waiver, shall be limited to the specific breach or condition waived and shall not extend to any other matter or occurrence. No failure or delay in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise or the exercise of any right, power or privilege under this Agreement.

6.11	Time of the Essence

Time is of the essence in this Agreement.

6.12	Delays or Omissions

No delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of any Party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Party’s part of any breach, default or noncompliance under the Agreement or any waiver on such Party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

6.13	Notices

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a Party shall be in writing and may be given by delivering same or sending same by facsimile or by delivery addressed to the Party to which the notice is to be given at its address for service herein. Any such notice, consent, waiver, direction or other communication shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day, or if not, the next succeeding Business Day) and if sent by facsimile be deemed to have been given and received at the time of receipt (if a Business Day, or if not, the next succeeding Business Day) unless actually received after 4:30 p.m. (recipient’s time) at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day.

The address for service for each of the Parties hereto shall be as follows:

(a)	to the Corporation, ICM, and any Subsidiary at:

iAnthus Capital Holdings, Inc.

c/o McMillan LLP

Brookfield Place

181 Bay Street, Suite 4400

Toronto, ON M5J 2T3

Attention:     Wael Rostom, Tushara Weerasooriya and James Munro

Email:           wael.rostom@mcmillan.ca

tushara.weerasooriya@mcmillan.ca

james.munro@mcmillan.ca

with a copy (which shall not be deemed notice) to:

c/o Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

Attention:     Richard A. Friedman and Nazia Khan

Email:           rafriedman@sheppardmullin.com

nkhan@sheppardmullin.com

(b)	to Gotham at:

c/o Gotham Green Partners, LLC

1437 4th Street, Suite 200

Santa Monica, CA 90401

Attention:     [*]

Email:           [*]

with a copy (which shall not be deemed notice) to:

SkyLaw Professional Corporation

3 Bridgman Avenue, Suite 204

Toronto, ON M5R 3V4

Attention:     Kevin R. West

Email:           kevin.west@skylaw.ca

(c)	to [*] at:

[*]

Attention:     [*]

Email:           [*]

(d)	to [*] at:

[*]

Attention:     [*]

Email:           [*]

(e)	to [*] at:

[*]

with a copy (which shall not be deemed notice) to:

Cassels Brock & Blackwell LLP

Suite 2100, 40 King Street West

Scotia Plaza

Toronto, Ontario M5H 3C2

Attention: Ryan Jacobs, Michael Wunder and Jeff Roy

Email:           rjacobs@cassels.com

mwunder@cassels.com

jroy@cassels.com

(f)	to [*] at:

[*]

with a copy (which shall not be deemed notice) to:

Cassels Brock & Blackwell LLP

Suite 2100, 40 King Street West

Scotia Plaza

Toronto, Ontario M5H 3C2

Attention:     Ryan Jacobs, Michael Wunder and Jeff Roy

Email:           rjacobs@cassels.com

mwunder@cassels.com

jroy@cassels.com

(g)	to [*] at:

[*]

Attention:     General Counsel

with a copy (which shall not be deemed notice) to:

Stikeman Elliott LLP

Suite 5300 Commerce Court West

199 Bay Street

Toronto, Ontario M5L 1B9

Attention: Brian M. Pukier and Ashley Taylor

Email:           bpukier@stikeman.com

ataylor@stikeman.com

6.14	Counterparts

This Agreement may be executed and delivered in any number of counterparts (including by electronic means), each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Registration Rights Agreement as of the date set forth above.

iANTHUS CAPITAL HOLDINGS, INC.

By:	(Signed) “Robert Galvin”
Name: Robert Galvin
Title: Interim Chief Executive Officer

iANTHUS CAPITAL MANAGEMENT, LLC

By:	(Signed) “Robert Galvin”
Name: Robert Galvin
Title: Chief Executive Officer

[Signature page to Registration Rights Agreement]

GOTHAM GREEN FUND 1, L.P. By Gotham Green GP 1, LLC, its General Partner		GOTHAM GREEN FUND 1 (Q), L.P. By Gotham Green GP 1, LLC, its General Partner

By:		By:
	Name:		Name:
	Title:		Title:

GOTHAM GREEN FUND II, L.P. By Gotham Green GP II, LLC, its General Partner		GOTHAM GREEN FUND II (Q), L.P. By Gotham Green GP II, LLC, its General Partner

By:		By:
	Name:		Name:
	Title:		Title:

GOTHAM GREEN CREDIT PARTNERS SPV 1, L.P. By Gotham Green Partners GP 1, LLC, its General Partner		GOTHAM GREEN PARTNERS SPV V, L.P. By Gotham Green Partners SPV GP, LLC, its General Partner

By:		By:
	Name:		Name:
	Title:		Title:

[Signature page to Registration Rights Agreement]

[*]

By:
Name:
Title:

[*]

By:
Name:
Title:

[*]

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

[*]

By:
Name:
Title:

[*]

By:
Name:
Title:

[*]

By:
Name:
Title:

[*]

By:
Name:
Title:

[Signature page to Registration Rights Agreement]